SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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Electric Aquagenics Unlimited, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ELECTRIC AQUAGENICS UNLIMITED, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held February 28, 2006

To the Stockholders of
ELECTRIC AQUAGENICS UNLIMITED, INC.:

A Special Meeting of Stockholders of Electric Aquagenics Unlimited, Inc. (the “Company”) will be held at the Company’s headquarters at 1464 West 40 South, Suite 200, Lindon, Utah 84042, on Tuesday, February 28, 2006, at 10:00 a.m., Mountain Standard Time. The purpose of the Special Meeting is to consider and vote upon the following matters:

1. To change the domicile of the Company from Delaware to Nevada;

2.  To change the name of the Company to EAU Technologies, Inc.;

3. To revise the Articles of Incorporation and Bylaws of the Company to provide for a variable number of members of the Board of Directors as fixed from time to time by the Board of Directors; and to eliminate super-majority voting requirements to change the size of the Board of Directors or to amend the Articles of Incorporation of Bylaws of the Company and to make certain other changes; and

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on February ___, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Lindon, Utah	GAYLORD M. KARREN
January ___, 2006	Chief Executive Officer and Chairman of the Board

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE SPECIAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

ELECTRIC AQUAGENICS UNLIMITED, INC.
1464 West 40 South, Suite 200
Lindon, Utah 84042

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

February 28, 2006

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the stockholders of Electric Aquagenics Unlimited, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company’s Common Stock (the “Common Stock”), for use at a Special Meeting of Stockholders of the Company to be held at 10:00 a.m., Mountain Standard Time, on Tuesday, February 28, 2006, and at any adjournment or postponement thereof (the “Special Meeting”). This Proxy Statement, the Notice of Special Meeting of Stockholders and the accompanying form of proxy are first being mailed to stockholders of the Company on or about January ___, 2006.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

Record Date

The Board of Directors has fixed the close of business on February ___, 2006 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding ______________ shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Special Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Special Meeting.

Proxies

Shares of Common Stock which are entitled to be voted at the Special Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the proposal to change the domicile of the Company from Delaware to Nevada; FOR the proposal to change the name of the Company to EAU Technologies, Inc.; FOR the proposal to revise the Articles of Incorporation and Bylaws of the Company to provide for a variable number of members of the Board of Directors as fixed from time to time by the Board of Directors, and to eliminate certain super-majority voting requirements contained in the existing Articles of Incorporation, and to make certain other changes in the Articles of Incorporation; and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Special Meeting. The Company does not currently know of any such other matters.

A stockholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Special Meeting by executing and returning a proxy bearing a later date, by filing with the secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Special Meeting.

Vote Required

The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Special Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or the absence of a quorum. Under the General Corporation Law of the State of Delaware, once a quorum is established, stockholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal, unless the Articles of Incorporation or Bylaws require otherwise.

With respect to Proposal No. 1 to change the Domicile of the Company from Delaware to Nevada, management of the Company is of the opinion that, in accordance with Delaware law, the proposal will be considered approved by the stockholders in accordance with Delaware Law and the Company’s Articles of Incorporation and Bylaws if the votes cast in favor of the proposal exceed the votes cast opposing such matter. With respect to Proposals no. 2, 3 and 4, the Company’s existing Articles of Incorporation provide that an increase in the number of directors of the Company, an amendment of the Company’s Articles of incorporation, and an amendment of the Company’s Bylaws each require a vote of two thirds (66-2/3%) of the issued shares of the Company.

PROPOSAL NO. 1: CHANGING CORPORATE DOMICILE FROM DELAWARE TO NEVADA

At the Special Meeting, the stockholders of the Company will be asked to approve a proposal to change the domicile of the Company from Delaware to Nevada. Management of the Company has recommended the change in domicile as a cost saving measure. Delaware imposes a franchise tax upon corporations incorporated in that state that is measured by the size of the corporation’s capital base. Last year, the Company paid a franchise tax to the State of Delaware in the amount of approximately $10,000, and management estimates that the amount of franchise taxes will escalate significantly in the coming years as the Company continues to grow and expand. The Company’s Board of Directors has determined that the benefits of remaining a Delaware corporation do not outweigh the escalating costs associated with being incorporated in the State of Delaware.

In contrast, the State of Nevada does not impose a franchise tax on corporations organized in that state. The Board of Directors has determined that the corporation laws of the State of Nevada would offer substantially the same protections and benefits to the Company as the corporation laws of the State of Delaware. Consequently, the Board of Directors has determined that the Company should change its domicile from the State of Delaware to the State of Nevada, and the board unanimously recommends that stockholders vote FOR the proposal to change the Company’s domicile from Delaware to Nevada.

PROPOSAL NO. 2: PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO EAU TECHNOLOGIES, INC.

From its inception, the Company has been informally referred to by customers, employees, and others with whom it has dealings, as “EAU,” which is simply the initial letters of the Company’s official name “Electric Aquagenics Unlimited, Inc.” Indeed, the name Electric Aquagenics Unlimited, Inc. was selected, in part, so that the Company’s acronym would be EAU, which is the French word for “water.”

During the last few years, the Company has built significant brand acceptance for the name EAU, to the point that the name Electric Aquagenics Unlimited, Inc. is rarely used. When the full name Electric Aquagenics Unlimited, Inc. is used, it tends to diminish the brand acceptance the Company is trying to create with the name EAU, and it tends to confuse people who do not understand that Electric Aquagenics Unlimited, Inc. refers to the same company as EAU, and people who do not understand what Electric Aquagenics refers to or describes.

Additionally, the Company has begun to outgrow the name Electric Aquagenics Unlimited, Inc. For example, the Company has made significant moves into consumer products for which the name “Electric Aquagenics” is confusing and inapplicable.

The Board of Directors believes that the Company can strengthen its brand acceptance by sticking with the name “EAU,” with respect to its products, services and corporate name. The Board of Directors also believes that adding the work “Technologies” to the name accurately describes the Company’s extensive commitment to research and development. The board therefore unanimously recommends that stockholders of the Company vote FOR the proposal to change the name of the Company to EAU Technologies, Inc.

PROPOSAL NO. 3: REVISION OF THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS TO PROVIDE FOR A VARIABLE NUMBER OF DIRECTORS AND TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

The Company’s existing Articles of Incorporation and Bylaws provide for only a five member Board of Directors. As the Company grows and diversifies, the Company will benefit by being able to add board members who can contribute expertise or contacts in areas that are critical to both the short term and long term success of the Company. Although the Articles of Incorporation and Bylaws permit the board to be expanded to up to nine members, to do so requires a super-majority vote of two-thirds of the issued shares of the Company; something that is very difficult in a corporation whose stock is held by more than a thousand stockholders, and something that will become much more difficult as the Company and its stockholder base grows.

The Company’s existing Articles of Incorporation and Bylaws also provide that they cannot be amended without an affirmative vote of two-thirds of the issued shares.

The relatively small size of the Board of Directors, and the requirement that two-thirds of the stockholders approve any increase in the size of the board or any amendment of the Articles of Bylaws, are requirements that made a great deal of sense when the Company was a closely held corporation and a minority stockholder may have needed such protections in order to protect his interests against the whims of the majority stockholders. However, these provisions make very little sense now that the Company’s stock is publicly and widely held. Additionally, these provisions severely limit the Company’s ability to attract and recruit qualified board members and to react quickly to certain situations that may make an amendment to the Company’s Articles of Incorporation or Bylaws necessary or advisable.

For the foregoing reasons, the Board of Directors unanimously recommends that stockholders vote FOR the proposal to revise the Company’s Articles of Incorporation and Bylaws to provide for a variable number of members of the Board of Directors and to eliminate super-majority voting requirements and to make certain other minor changes.

OTHER BUSINESS

The Board of Directors does not know of any matter to be presented at the Special Meeting that is not listed in the Notice of Special Meeting and discussed above. If any other matter should properly come before the Special Meeting, however, the proxy holders will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, and a copy of the Company’s Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 will be furnished without charge upon receipt of a written request. The exhibits to those Reports will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, Electric Aquagenics Unlimited, Inc., 1464 West 40 South, Suite 200, Lindon, Utah 84042. The Annual and Quarterly Reports on Forms 10-KSB and 10-QSB, respectively, with exhibits, are also available on the Company’s website, www.eau-x.com, at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call 1-800-SEC-0330 for more information on the SEC’s Public Reference Room.